Exhibit 4.2

CONVERTIBLE PROMISSORY NOTE

INTEREST BEARING
CONVERTIBLE PROMISSORY NOTE
OF
MIKTAM TECHNOLOGIES AMERICAS , INC.

Amount of US$170,000.00	Date: December 09, 2008

For value received, Miktam Technologies Americas , Inc., a Nevada corporation (the "Company"), with principal offices at 300 Center Avenue, Suite 202, Bay City, MI 48708, U.S.A. hereby promises to pay to   Hsin-Ming Chen       (the “Holder”) the sum of One Hundred Seventy Thousand Dollars($ 170,000.00) plus interest accrued on unpaid principal at a rate equal to twelve percent (12%) per annum, compounded monthly, from the date of this Note until the principal amount hereof and all interest accrued thereon is paid (or converted, as provided in Section 2 hereof).  Unless otherwise converted pursuant to Section 2, the principal amount of this Note and the interest accrued thereon (collectively the “Total Balance”) shall be due and payable in full on the earlier of (i) August 09, 2009. or (ii) the merger or acquisition of Company by a publicly traded company (the “Maturity Date”) at the principal offices of the Company or by mail to the address of the registered holder of this Note in lawful money of the United States, unless this Note shall have been previously converted pursuant to Section 2 hereof.

1.           Definitions.  The following definitions shall apply for all purposes of this Note:

1.1	"Company" means Miktam Technologies Americas, Inc. and includes any corporation which shall succeed to or assume the obligations of the Company under this Note.

1.2
"Conversion Price" means $ 0.85 USD per share or the stock price per share issued in the subsequent financing prior to the maturity date of this Note (August 09, 2009 or the date upon negotiation), whichever favorable to the Holder.

1.3	"Conversion Stock" means the Company's Common Stock.

1.4	"Holder" means the person who shall at the time be the registered holder of this Note.

1.5	"Note" means this Convertible Promissory Note.

2.           Conversion.   On the Maturity Date, the Holder shall have the sole option of (i) converting all principal and interest accrued on this Note into the number of shares of Conversion Stock equal to the quotient that results from dividing the full amount of unpaid principal and accrued interest by the Conversion Price, or (ii) the Company repaying the unpaid principal and interest accrued thereon in cash. In the event the Note is converted the Holder shall not be entitled to receive the stock certificate representing the shares of Conversion Stock to be issued upon conversion of this Note until the original of this Note is surrendered to the Company .

3.           Issuance of Conversion Stock.  If the Note is converted into Conversion Stock pursuant to Section 2 above, as soon as practicable after conversion of this Note at the closing of the Series B Financing (and subject to the Holder executing and delivering the Series B Financing Agreements at the Closing of the Series B Financing), the Company at its expense will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of shares of Conversion Stock to which the Holder shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of the Company, by the Company's Articles of Incorporation or Bylaws, or by any agreement between the Company and the Holder).  No fractional shares will be issued upon conversion of this Note.  If upon any conversion of this Note a fraction of a share would otherwise result, then in lieu of such fractional share the Company will pay the cash value of that fractional share, calculated on the basis of the applicable Conversion Price.

4. No Rights or Liabilities as Shareholder.  This Note does not by itself entitle the Holder to any voting rights or other rights as a shareholder of the Company.  In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a shareholder of the Company for any purpose.

5.           Waivers.  The Company hereby waives notice, presentment, protest and notice of dishonor.  In the event of default under this Note, Company shall have ten (10) days from the date of receipt of notice of default and demand for payment in which to cure such default.  Such notice may be by written notice mailed to the Company and shall be deemed received three (3) days after being mailed by certified, first-class mail, return receipt requested or the next day after being sent by overnight delivery.

6.           Representations of Holder.  As a condition of the acceptance of this Note, Holder acknowledges and agrees as follows:

6.1           Purchase for Own Account.  This Note is acquired by Holder and the Conversion Stock issuable upon conversion of the Note and all stock issuable upon conversion of such Conversion Stock (collectively, the “Securities”) will be acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933 as amended, (the “1933 Act”), and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

6.2           Disclosure of Information. Holder believes it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities.

6.3           Investment Experience. Holder is capable of evaluating the merits and risks of any investment in the Securities, is financially capable of bearing a total loss of this investment and has either: (i) a preexisting personal or business relationship with the Company or its principals; or (ii) by reason of Holder’s business or financial experience, has the capacity to protect Holder’s own interests in connection with this investment.

6.4           Accredited Investor or a Foreign Investor.  Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act, as amended, or in the alternative, is not a “U.S. Person” (as such term is defines in Rule 902(o) of Regulation S of the Securities Act).

6.5           Restricted Securities. Holder understands that the Securities are characterized as a “restricted security” under the 1933 Act and Rule 144 promulgated thereunder inasmuch as the Securities are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such Securities may be resold without registration under the 1933 Act only in certain limited circumstances.

7.           Transfer. This Note may not be transferred, in whole or in part, to any person or entity except to another “accredited investor” (as such term is defined under Regulation D of the Securities Act of 1933, as amended) in which such transfer is in compliance with  the terms and conditions on the first page of this Note.  A permitted transfer of this Note shall be made by presentation of this Note to the Company with written instructions for such transfer duly signed by the Holder and shall be subject to satisfaction of the conditions set forth in the legend appearing on the first page of this Note.  Upon such presentation for transfer and satisfaction of any and all applicable conditions to such transfer under the Note, the Company shall promptly execute and deliver a new Note or Notes in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions.  Upon transfer, such assignee or assignees shall become the Holder.

8.           Governing Law.  This Note shall be governed by and construed under the internal laws of the State of Nevada as applied to agreements among Nevada residents entered into and to be performed entirely within Nevada, without reference to principles of conflict of laws or choice of laws.

9.           Headings.  The headings and captions used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.  All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

                  10       Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name as of the date first above written.

THE COMPANY:

MIKTAM TECHNOLOGIES AMERICAS , INC.

By:     /s/ Thomas Chao

Name:  Thomas Chao

Title:    President

AGREED AND ACKNOWLEDGED:

THE HOLDER:

By:         /s/Hsin-Ming Chen

Name:  Hsin-Ming Chen

Title:

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